Exhibit 99.1
RES-CARE, INC.
LETTER OF TRANSMITTAL
For Tender of All Outstanding
7 3/4% Senior Notes Due 2013
in Exchange For
7 3/4% Senior Notes Due 2013
Which Have Been Registered Under The Securities Act of 1933
Pursuant to the Prospectus
Dated February 22, 2006
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
MARCH 24, 2006, UNLESS THE EXCHANGE OFFER IS EXTENDED.
To: WELLS FARGO BANK, NATIONAL ASSOCIATION
(The “Exchange Agent”)

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Bldg. — 12th Floor
6th & Marquette Avenue	P.O. Box 1517	608 2nd Avenue South
Minneapolis, MN 55479	Minneapolis, MN 55480	Minneapolis, MN 55402

Attn: Reorg	Attn: Reorg	Attn: Reorg
(if by mail, registered or certified
recommended)

By Facsimile:	To Confirm by Telephone:

(800) 344-5128; or
(612) 667-6282	(612) 667-9764
Attn: Bondholder Communications	Attn: Bondholder Communications
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.
     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
     The undersigned acknowledges that he or she has received the Prospectus, dated February 22, 2006, (the “Prospectus”) of Res-Care, Inc., a Kentucky corporation (the “Company”) and this Letter of Transmittal and the instructions hereto (the “Letter of Transmittal”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) $1,000 principal amount of each of its 7 3/4% Senior Notes due 2013 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of each of its outstanding 7 3/4% Senior Notes due 2013 (the “Old Notes”), of which $150,000,000 aggregate principal amount is outstanding, upon the terms and subject to the conditions set forth in the Prospectus. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on March 24, 2006, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended by the Company. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.
     This Letter of Transmittal is to be used either if (i) certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by Holders, (ii) tender of Old Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company (“Depositary” or “DTC”), pursuant to the procedures set forth in “The Exchange Offer - Procedures for Tendering” in the Prospectus by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes or (iii) tender of Old Notes is to be made according to the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.” Delivery of this Letter of Transmittal and any other required documents must be made to the Exchange Agent. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.
     The term “Holder” as used herein means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.
     All Holders of Old Notes who wish to tender their Old Notes must, before the Expiration Date: (1) complete, sign, and deliver this Letter of Transmittal, or a facsimile thereof, to the Exchange Agent, in person or to the address set forth above; and (2) tender (and not withdraw) his or her Old Notes or, if a tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, confirm such book-entry transfer (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering described in the Instructions to this Letter of Transmittal. Holders of Old Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter of Transmittal to be delivered to the Exchange Agent on or before the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus. (See Instruction 2.)
     Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of the Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made promptly following the Expiration Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given written notice thereof to the Exchange Agent.
     The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this Letter of Transmittal in its entirety.
     PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW. THE INSTRUCTIONS INCLUDED IN THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS, THIS LETTER OF TRANSMITTAL AND THE NOTICE OF GUARANTEED DELIVERY MAY BE DIRECTED TO THE EXCHANGE AGENT. SEE INSTRUCTION 12 HEREIN.
     HOLDERS WHO WISH TO ACCEPT THE EXCHANGE OFFER AND TENDER THEIR OLD NOTES MUST COMPLETE THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY AND COMPLY WITH ALL OF ITS TERMS.